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                                                                   EXHIBIT 23.2



                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Equity Office Properties Trust for the registration of 1,012,623 common shares of beneficial interest and to the incorporation by reference of our reports indicated below with respect to the financial statements indicated below included in Equity Office Properties Trust's filings as indicated below, filed with the Securities and Exchange Commission.

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                    FINANCIAL STATEMENTS                                                 DATE OF AUDITORS' REPORT
                    --------------------                                                 ------------------------
Consolidated financial statements and schedule of Equity Office                 February 9, 1999, except for Note 23,
Properties Trust included in its Annual Report (Form 10-K) for the              as to which the date is February 16,
year ended December 31, 1998 . . . . . . . . . . . . . . . . . . . .            1999

The following reports are included in the Current Report of Equity Office Properties Trust on Form 8-K dated January 7, 1999 and filed January 20, 1999:

Statement of Revenue and Certain Expenses of Park Avenue Tower
for the year ended December 31, 1997 . . . . . . . . . . . . . . . .            July 3, 1998

Combined Statement of Revenue and Certain
Expenses of Worldwide Plaza for the year ended December 31, 1997 . .            October 2, 1998

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                                                          /s/ ERNST & YOUNG LLP

Chicago, Illinois
October 1, 1999